Exhibit 99

               Norstan Reports Third Quarter Fiscal 2004 Results;
         Company Reports Operating Profitability and Positive Earnings


    MINNEAPOLIS--(BUSINESS WIRE)--March 16, 2004--Norstan, Inc. (Nasdaq:NRRD), a leading provider of communications solutions and services, today reported revenues of $55.0 million for the third quarter ended January 31, 2004, relatively flat from the $56.4 million reported in the second fiscal quarter of the same year. Gross margin of 29.1% also remained flat from the 29.4% reported one quarter ago. The company reported third quarter net income of $520,000, or $0.04 per share, versus a reported second quarter loss of $3.4 million, or $0.26 per share.
    During the third fiscal quarter of 2004, Norstan recorded a net gain of $208,000 on the sale of real property received as part of an arbitration settlement in fiscal 2003. In the second fiscal quarter, the company recorded restructuring and other charges (pretax) of $4.2 million. Excluding these charges, Norstan's operating profitability has improved each quarter during fiscal 2004.
    "We are encouraged by Norstan's third quarter operating performance and improved earnings results," said Scott G. Christian, Norstan president and chief executive officer. "We have begun to implement and will continue to look for ways to improve our profitability as we complete fiscal 2004 and plan for fiscal 2005. Our goal is to return Norstan to sustained profitability and deliver a positive return to our shareholders."

    Year-Over-Year Comparison

    Third quarter fiscal 2004 revenues declined approximately six percent from the $58.8 million reported in the same period last year. Gross margin was relatively flat from the 29.0% reported in the third quarter of fiscal 2003. Operating income improved dramatically from $612,000 in the third quarter of fiscal 2003 to $1.2 million this fiscal year. Third quarter net income was up from the net income of $416,000 in the same period last fiscal year.

    2004 Year-To-Date Results

    For the nine-month period ending January 31, 2004, Norstan recorded revenues of $168.4 million, flat from the same nine-month period of fiscal 2003. Gross margin of 28.9% declined from the 30.7% in the comparable period of fiscal 2003, primarily as a result of our changing product mix. Including the restructuring and other charges of $4.2 million incurred in the second quarter of fiscal 2004, Norstan reported operating losses of $6.7 million compared to operating income of $2.6 million for the prior year's nine-month period. Net loss from continuing operations totaled $5.1 million, or $0.39 per share, as compared to net income from continuing operations of $556,000, or $0.04 per share, in the comparable period of fiscal 2003. For the nine-month period, net losses totaled $4.8 million, or $0.36 per share, versus net income of $3.2 million, or $0.24 per share, reported in fiscal 2003. During the first nine months of fiscal 2003, Norstan reported a $2.6 million net gain on the disposal of discontinued operations versus $357,000 in the similar period of fiscal 2004.
    Excluding the second quarter fiscal 2004 restructuring and other charges, net loss from continuing operations for the nine-month period of fiscal 2004 totaled $2.6 million, or $0.20 per share.

    Fiscal 2004 - 2005 Outlook

    Norstan will take a charge in the fourth fiscal quarter of 2004 relating to reorganization activities and projects being below the minimum level of EBITDA required under the company's new secured credit agreement. Norstan continues to finalize the details and total costs associated with the reorganization plan announced in February 2004. As such, the total amount of this charge is not yet determined. Norstan has had proactive discussions regarding this projected EBITDA shortfall with their lender, Wells Fargo Foothill, Inc., who has agreed to work with the company relative to specific covenants governing its credit facility.
    While the company has provided no specific earnings guidance for fiscal 2004, Norstan will continue to receive the benefit in fiscal 2004 of restructuring actions taken during its second fiscal quarter. As the company's strategic focus changes from one of higher revenue through aggressive growth, Norstan is now focusing on profitability through several initiatives such as, improving gross margins, driving additional sales from its existing current base and selectively developing new business in certain technologies. This change in strategic focus may result in lower revenues but deliver higher profitability in fiscal 2005 than in fiscal 2004.

    Conference Call and Webcast

    Norstan will discuss its third quarter fiscal 2004 results on a conference call scheduled today, March 16, at 5 p.m. Eastern time. The conference call can be accessed toll-free by callers at (888) 443-9986 or on the Internet at www.norstan.com. Starting today at approximately 7:00 p.m. Eastern time, the replay of the call can be accessed toll-free until midnight, March 23, by dialing (800) 642-1687 (conference ID number is 5490678) or on the Internet at www.norstan.com.

    About Norstan, Inc.

    Norstan, Inc. (Nasdaq:NRRD) - A full-service communications solutions and services company delivering voice and data technologies and services, and remanufactured equipment to corporate end-users and the public sector. Norstan also offers a full range of technologies for customer contact solutions, voice and convergence, messaging, infrastructure, conferencing and mobility. Norstan has offices throughout the United States and Canada. To learn more, visit the Norstan website at www.norstan.com.

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing, labor costs, industry regulation, management of growth, integration of acquisitions, access to adequate financing and other factors set forth in cautionary statements included in Norstan's Form 10-K and other documents as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release. Disclosure of revenue dollars are not intended to reflect materiality, and are subject to confidentiality provisions and customer consent.

    GAAP to Non-GAAP Reconciliation

    To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Norstan has attached to this news release and will post to the company's investor relations web site (www.norstan.com/investorrelations) any reconciliations of differences between non-GAAP and GAAP financial information that may be required in connection with issuing the company's quarterly financial results.
    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.


                    NORSTAN, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)



                               For the Quarter     For the Nine Months
                                    Ended                 Ended
                              -------------------  -------------------

                              Jan. 31,  Jan. 25,   Jan. 31,   Jan. 25,
                                2004      2003       2004       2003
                              --------- ---------  --------- ---------

Revenues

  Communications Solutions
   and Services               $ 47,555  $ 51,242   $144,776  $143,801
  Resale Services                6,978     6,804     22,142    21,632
  Financial Services               512       712      1,457     2,485
                              --------- ---------  --------- ---------

     Total revenues             55,045    58,758    168,375   167,918
                              --------- ---------  --------- ---------

Cost of sales                   39,033    41,749    119,776   116,405
                              --------- ---------  --------- ---------

Gross margin

  Communications Solutions
   and Services                 12,901    13,913     38,993    41,481
  Resale Services                2,449     2,365      7,783     7,677
  Financial Services               662       731      1,822     2,355
                              --------- ---------  --------- ---------

     Total gross margin         16,012    17,009     48,598    51,513
                              --------- ---------  --------- ---------

    Selling, general, and
     administrative expenses    14,832    16,397     51,148    48,952
    Restructuring and other
     charges                       -         -        4,180       -
                              --------- ---------  --------- ---------

Operating income (loss)          1,180       612     (6,730)    2,561

    Interest expense              (727)     (510)    (1,728)   (1,689)
    Other income (expense),
     net                            59        32         83        25
                              --------- ---------  --------- ---------

Net income (loss) from
 continuing operations
 before taxes                      512       134     (8,375)      897

    Income tax provision
     (benefit)                     200        51     (3,266)      341
                              --------- ---------  --------- ---------

Net income (loss) from
 continuing operations             312        83     (5,109)      556

Discontinued operations (net
 of tax):
   Income from operations of
    discontinued operations        -         -          -          20
   Gain from disposal of
    discontinued operations        208       333        357     2,617
                              --------- ---------  --------- ---------

Net income (loss)             $    520  $    416   $ (4,752) $  3,193
                              ========= =========  ========= =========

Net income (loss) per share -
 Continuing operations        $   0.02  $   0.01   $  (0.39) $   0.04
Net income (loss) per share -
 Discontinued operations          0.02      0.02       0.03      0.20
                              --------- ---------  --------- ---------

Net income (loss) per share   $   0.04  $   0.03   $  (0.36) $   0.24
                              ========= =========  ========= =========

Weighted average shares
 outstanding                    13,518    13,131     13,004    13,079
                              ========= =========  ========= =========



                    NORSTAN, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                 (In Thousands, Except Share Amounts)


                                             January 31,    April 30,
                                                2004          2003
                                             -----------   -----------
                                ASSETS
                                ------

CURRENT ASSETS
Cash                                         $  1,160      $  1,185
Accounts receivable, net                       35,776        33,523
Current lease receivables                       5,183         6,846
Inventories                                     8,543         7,248
Costs and estimated earnings in excess of
 billings                                       5,633         5,746
Prepaid expenses, deposits and other            5,664         5,216
                                             -----------   -----------

           Total current assets                61,959        59,764
                                             -----------   -----------

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment              92,660        89,988
Less accumulated depreciation and
 amortization                                 (77,833)      (72,304)
                                             -----------   -----------

           Net property and equipment          14,827        17,684
                                             -----------   -----------

OTHER ASSETS
Lease receivables, net                          1,514         5,503
Deferred income taxes                          15,831        12,564
Net non-current assets of discontinued
 operations                                       580           693
Goodwill                                        4,527         4,379
Intangible and other assets                     2,697         2,735
                                             -----------   -----------

           Total other assets                  25,149        25,874
                                             -----------   -----------

                                             $101,935      $103,322
                                             ===========   ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY
                ------------------------------------

CURRENT LIABILITIES
Current maturities of long-term debt         $  4,382      $  1,641
Current maturities of discounted lease
 rentals                                        3,329         4,897
Accounts payable                               13,549        14,465
Deferred revenue                               21,963        21,521
Accrued liabilities                            10,560        11,031
Net current liabilities of discontinued
 operations                                        24           150
Billings in excess of costs and estimated
 earnings                                       8,045         6,827
                                             -----------   -----------
                                                    -             -
           Total current liabilities           61,852        60,532
                                             -----------   -----------

LONG-TERM DEBT, NET                            18,900        15,600
DISCOUNTED LEASE RENTALS, NET                   1,243         3,600
                                             -----------   -----------

           Total liabilities                   81,995        79,732
                                             -----------   -----------

SHAREHOLDERS' EQUITY
Common stock - $0.10 par value: 40,000,000
 authorized shares: 13,204,438 and 12,784,122
 shares issued and outstanding                  1,320         1,278
Capital in excess of par value                 57,815        56,891
Accumulated deficit                           (37,271)      (32,520)
Unamortized cost of stock                         (90)         (134)
Accumulated other comprehensive loss           (1,834)       (1,925)
                                             -----------   -----------

           Total shareholders' equity          19,940        23,590
                                             -----------   -----------

                                             $101,935      $103,322
                                             ===========   ===========



                    Norstan, Inc. and Subsidiaries
             Reconciliation of Non-GAAP Financial Measures
                            (In Thousands)




Operating income (loss) - before restructuring and other charges
----------------------------------------------------------------

                        First Quarter   Second Quarter   Third Quarter
                         Fiscal 2004     Fiscal 2004      Fiscal 2004
                        -------------   --------------   -------------
                          August 2,       November 1,     January 31,
                            2003             2003           2004
                        -------------   --------------   -------------

Operating income
 (loss)                 $  (2,881)      $   (5,029)      $   1,180

Restructuring and
 other charges                -              4,180             -
                        -------------   --------------   -------------

Operating income (loss)-
 before restructuring
 and other charges      $  (2,881)      $     (849)      $   1,180
                        =============   ==============   =============



Net income (loss) from continuing operations - before restructuring and other charges
-------------------------------------------------------------------


                                                             For the
              First Quarter  Second Quarter  Third Quarter Nine Months
               Fiscal 2004    Fiscal 2004     Fiscal 2004     Ended
              -------------  --------------  ------------- -----------
                August 2,      November 1,    January 31,  January 31,
                  2003            2003           2004         2004
              -------------  --------------  ------------- -----------

Net income
 (loss) from
 continuing
 operations   $  (2,026)     $   (3,395)     $    312      $ (5,109)

Restructuring
 and other
 charges            -             4,180           -           4,180
Change in
 income tax
 (provision)
 benefit            -            (1,630)          -          (1,630)
              -------------  --------------  ------------- -----------

Net income
 (loss) from
 continuing
 operations -
 before
 restructuring
 and other
 charges      $  (2,026)     $     (845)     $    312      $ (2,559)
              =============  ==============  ============= ===========

                       Weighted average shares outstanding   13,004
                                                           -----------

              Net loss per share from continuing
               operations - before restructuring and other
               charges                                     $  (0.20)
                                                           ===========



Earnings before interest, taxes, depreciation and amortization -
 continuing operations
----------------------------------------------------------------

                  For the Quarter Ended      For the Nine Months Ended
              -----------------------------  -------------------------
               January 31,     January 25,    January 31,  January 25,
                 2004            2003           2004         2003
              -------------  --------------  ------------- -----------

Net income
 (loss) -
 continuing
 operations         312              83        (5,109)          556

Interest
 expense            727             510         1,728         1,689
Income tax
 (provision)
 benefit            200              51        (3,266)          341
Depreciation
 and
 amortization     2,054           2,032         6,445         7,098
              -------------  --------------  ------------- -----------

EBITDA -
 continuing
 operations       3,293           2,676          (202)        9,684
              =============  ==============  ============= ===========



Earnings per share before restructuring and other charges
---------------------------------------------------------


              Second Quarter  Third Quarter                Nine Months
               Fiscal 2004     Fiscal 2004                 Fiscal 2004
              -------------  --------------                -----------
               November 1,     January 31,                 January 31,
                  2003            2004                        2004
              -------------  --------------                -----------

Earnings per
 share        $   (0.26)     $     0.04                    $  (0.36)

Impact on EPS
 from
 restructuring
 and other
 charges           0.19            -                           0.19
              -------------  --------------                -----------

Earnings per
 share -
 before
 restructuring
 and other
 charges      $   (0.07)     $     0.04                    $  (0.17)
              =============  ==============                ===========


    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com